                                                                      EXHIBIT 99


[CHESAPEAKE LOGO]                                                   NEWS RELEASE


                                                   CHESAPEAKE ENERGY CORPORATION
                                                                 P. O. Box 18496
                                                         Oklahoma City, OK 73154

FOR IMMEDIATE RELEASE
OCTOBER 24, 2001

                                    CONTACTS:
MARC ROWLAND                                                      TOM PRICE, JR.
EXECUTIVE VICE PRESIDENT                                   SENIOR VICE PRESIDENT
AND CHIEF FINANCIAL OFFICER                                CORPORATE DEVELOPMENT
(405) 879-9232                                                    (405) 879-9257
--------------------------------------------------------------------------------



             CHESAPEAKE ENERGY CORPORATION REPORTS EARNINGS OF $0.38
               PER FULLY DILUTED SHARE FOR THE 2001 THIRD QUARTER

             COMPANY POSTS THIRD QUARTER NET INCOME OF $65 MILLION, CASH FLOW OF $125 MILLION AND EBITDA OF $149 MILLION ON
                REVENUE OF $239 MILLION AND PRODUCTION OF 41 BCFE

              PRODUCTION INCREASES 21% OVER 2000 THIRD QUARTER AND
                           4% OVER 2001 SECOND QUARTER

         HEDGING POSITIONS CURRENTLY VALUED AT MORE THAN $225 MILLION -
                    CLOSED POSITIONS EXCEED $105 MILLION AND
                       OPEN POSITIONS EXCEED $120 MILLION


OKLAHOMA CITY, OKLAHOMA, OCTOBER 24, 2001 - Chesapeake Energy Corporation (NYSE:
CHK) today reported its financial and operating results for the third quarter of 2001. For the quarter, Chesapeake generated net income of $65.0 million ($0.38 per fully diluted share), operating cash flow of $125.1 million ($0.73 per fully diluted share), and ebitda (operating cash flow plus interest expense) of $149.2 million on revenue of $238.9 million. These results reflect increases over the same period in 2000 of 19% in net income, 50% in operating cash flow, 42% in ebitda and 42% in revenue. The company's net income of $65.0 million included a $19.4 million ($0.11 per fully diluted share) after-tax non-cash gain resulting from the application of SFAS 133 to certain of the company's commodity hedging contracts.

Production for the third quarter of 2001 was 40.8 billion cubic feet of natural gas equivalent (bcfe), comprised of 36.6 billion cubic feet of natural gas (bcf) and 705 thousand barrels of oil (mbo). The company's production increased 21% from the third quarter of 2000 and 4% from the second quarter of 2001. Average prices realized during the third quarter of 2001 were $27.37 per barrel of oil and $4.34 per thousand cubic feet
(mcf) of natural gas, for a gas equivalent price of $4.36 per mcfe. Hedging activities during the third quarter increased oil revenue by $2.01 per barrel and increased gas revenue by $1.72 per mcf, for a total revenue increase from hedging of $64.4 million ($1.58 per mcfe).

The table below summarizes Chesapeake's key statistics during the quarter and compares them to the second quarter of 2001 and the third quarter of 2000:

                                                                          Three Months Ended
                                                             ----------------------------------------------
                                                             9/30/01             6/30/01            9/30/00
                                                             -------             -------            -------
      Average daily production (in mmcfe)                       443                430                366
      Natural gas as a % of total production                     90                 90                 86
      Natural gas production (in bcf)                          36.6               35.0               29.1
      Average natural gas sales price ($/mcf)                  4.34               4.46               3.52
      Oil production (in mbbls)                                 705                682                761
      Average oil sales price ($/bbl)                         27.37              27.70              28.25
      Natural gas equivalent production (in bcfe)              40.8               39.1               33.7
      Natural gas equivalent sales price ($/mcfe)              4.36               4.48               3.68
      General and administrative costs ($/mcfe)                 .08                .07                .10
      Production taxes ($/mcfe)                                 .17                .26                .18
      Lease operating expenses ($/mcfe)                         .47                .48                .35
      Interest expense ($/mcfe)                                 .59                .59                .64
      DD&A of oil and gas properties ($/mcfe)                  1.15               1.02                .75
      Operating cash flow ($ in millions)                     125.1              122.3               83.2
      Operating cash flow ($/mcfe)                             3.07               3.13               2.47
      Ebitda  ($ in millions)                                 149.2              145.3              104.9
      Ebitda ($/mcfe)                                          3.66               3.71               3.11
      Net income ($ in millions)                               65.0               39.5               54.7

         HEDGING POSITIONS CURRENTLY VALUED AT MORE THAN $225 MILLION -
                    CLOSED POSITIONS EXCEED $105 MILLION AND
                       OPEN POSITIONS EXCEED $120 MILLION

For the nine months ended September 30, 2001, Chesapeake's hedging program has enhanced the company's oil and gas revenue by $41 million. Based upon futures prices as of October 23, the market value of Chesapeake's remaining 2001-03 hedges was $187 million. Of this amount, the company has already locked in $64 million through its October 2001 settlements and by lifting certain hedges early for future months of production. As discussed in Chesapeake's second quarter earnings release conference call on July 27, 2001, the company stated that it would begin to lift its hedges once it determined the risk of further near-term downside gas pricing pressure had largely abated. Management believes that a bottom in gas prices has likely occurred and anticipates stronger gas prices in 2002 and further strengthening in 2003 as the economy improves and producers remain unable to increase gas supplies by more than 1-2% annually. Accordingly, during the past few weeks Chesapeake has covered approximately 60% of its straight swap gas positions previously in place for 2002 and 2003.

Chesapeake has not covered any of its open straight swap gas positions for November or December of 2001 nor has it covered any of its capped swap or collared gas positions for 2002 and 2003. The capped swap gas positions are currently appreciating in value as gas futures prices for 2002 and 2003 have recently increased. The company will continue to monitor its capped swap and collared gas positions for favorable opportunities to maximize their value. The company's remaining open gas positions cover approximately 76% and 47% of expected gas production in 2002 and 2003 at prices of approximately $4.59 per mcf and $3.65 per mcf, respectively. In addition, the company has already locked in gains of $20 million and $16 million on its closed positions for 2002 and 2003.

Chesapeake's well-timed and well-executed risk management program has enabled it to lock in unusually high forward gas prices that have positioned the company to deliver more than $1.2 billion of cash flow and $350 million of net income during the three-year period of 2001-03. Management believes the combination of Chesapeake's successful hedging program, the company's commitment to maximizing high returns on its capital and the strength of its debt service coverage should enable investors to more easily differentiate the company from other E&P companies.

Consistent with Chesapeake's commitment to high rates of return, the company became very concerned during the second and third quarters that the industry's finding costs and operating margins had been adversely impacted by much higher service costs. As a consequence, the company reduced its rig count by one-third during the third quarter to its present rate of 15-17 rigs. Other E&P companies have now started to make their own cap-ex reductions and consequently service costs have fallen and Chesapeake expects such costs to continue trending downward during the next few quarters. During this period of lower service costs, Chesapeake anticipates that it may increase its drilling activity.

                      SALE OF CANADIAN SUBSIDIARY COMPLETED

On October 1, Chesapeake completed the sale of its Canadian subsidiary with its 175 bcfe of proved reserves (77% proved developed producing) for $143 million. The company used the proceeds to substantially reduce its bank debt. A gain of approximately $30 million from the sale will be reported in the fourth quarter of 2001. The company intends to re-deploy the sales proceeds into its core Mid-Continent operating area, where it receives much better gas prices, possesses greater operating efficiencies and generates significantly higher rates of return.

                   CHESAPEAKE UPDATES 2001 AND 2002 FORECASTS

With each earnings announcement, the company updates its forecasts and estimates. The following forecasts and estimates revise and replace in their entirety previous projections last updated on July 26, 2001. The company's forecasts and estimates are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially due to the risks and uncertainties identified at the end of this release. Furthermore, these projections do not reflect the potential impact of unforeseen events that may occur subsequent to the issuance of this release.

Chesapeake's current full-year 2001 guidance is based on projected production of 154-158 bcfe (89% gas) and projected per mcfe lease operating expenses of $0.50-$0.55, production taxes of $0.23-$0.27, interest expense of $0.60-$0.65, general and administrative costs of $0.10-$0.11 and DD&A of oil and gas properties of $1.05-$1.15. In addition, Chesapeake expects its tax rate to average 40%, of which virtually all should be deferred.

If the mid-points of the forecasted ranges described above are achieved and if NYMEX oil and gas prices average $22.00 per bo and $2.50 per mcf in the fourth quarter of 2001, Chesapeake expects to realize oil and gas revenue for the year of $4.61 per mcfe and to generate ebitda of $575-600 million, operating cash flow of $475-500 million and net income of $175-200 million, which includes $57 million of risk management income (net of income tax) through September 30. If these assumptions are accurate, the company's 2001 cash flow and earnings per fully diluted share should range between $2.75-3.00 and $1.00-1.10, respectively.

Chesapeake's current 2002 guidance is based on projected production of 154-158 bcfe (86% gas) and projected per mcfe lease operating expenses of $0.45-0.50, production taxes of $0.18-0.22, interest expense of $0.55-0.60, general and administrative costs of $0.10-0.11 and DD&A of oil and gas properties of $1.15-1.25. The company expects its 2002 tax rate to average 40%, of which virtually all should be deferred.

If the mid-points of the forecasted ranges described above are achieved and if NYMEX prices average $3.25 per mcf and $22.00 per barrel in 2002, Chesapeake expects to realize oil and gas revenue for the year of $3.83 per mcfe and to generate ebitda of $450-475 million, operating cash flow of $375-400 million and net income of $100-125 million, which excludes any potential effect from risk management income or loss. If these assumptions are accurate, the company's 2002 cash flow and earnings per fully diluted share should range between $2.10-2.30 and $0.60-0.70, respectively.

                               MANAGEMENT SUMMARY

Aubrey K. McClendon, Chesapeake's Chairman and Chief Executive Officer, commented, "We are very pleased with our strong performance during the third quarter of 2001. Production was up 21% from last year and 4% sequentially from this year's second quarter. In addition, we believe our hedging program is the best in the industry and virtually ensures our company will generate more than $1.2 billion of cash flow and $350 million of net income during the three-year period of 2001-2003.

Also during the quarter, independent oil and gas research firm J.S. Herold reported that in 2000 Chesapeake led the industry in return on average equity and capital employed and tied for third in return on average assets. We are very pleased with Herold's recognition and confirmation of Chesapeake's continuing goal of delivering the highest profit per unit of production in the independent oil and gas industry. Our unwavering focus on these important financial measures should generate ongoing and significant increases in future value for Chesapeake's shareholders."

                           CONFERENCE CALL INFORMATION

Chesapeake's management invites your participation in a conference call tomorrow morning, Thursday, October 25 at 9:00 a.m. EDT to discuss the contents of this release and respond to questions. Please call 719-457-2666 between 8:50 and 9:00 am EDT tomorrow if you would like to participate in the call. For those unable to participate, the call will also be available over the Internet by visiting our home page at www.chkenergy.com and selecting "Shareholder Information". A replay of the call will also be available by calling

719-457-0820 between 12:00 noon EDT Thursday, October 25 through midnight Tuesday, November 6, 2001. The passcode for this call is 560058.

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include estimates and give our current expectations or forecasts of future events. They are based on our historical operating trends, our existing commodity hedging position and our current estimate of proved reserves. Although we believe our forward-looking statements are reasonable, they can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. For example, statements concerning the fair values of derivative contracts and their estimated contribution to our future results of operations are based upon market information as of a specific date. These market prices are subject to significant volatility. Factors that could cause actual operating and financial results to differ materially from expected results include the volatility of oil and gas prices, our substantial indebtedness, our commodity price risk management activities, the cost and availability of drilling and production services, our ability to replace reserves, the availability of capital, uncertainties inherent in evaluating our own reserves and the reserves we acquire, drilling and operating risks and other risk factors described in the company's 2000 annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission.

Chesapeake Energy Corporation is among the 10 largest independent natural gas producers in the U.S. Headquartered in Oklahoma City, the company's operations are focused on exploratory and developmental drilling and producing property acquisitions in the Mid-Continent region of the United States. The company's Internet address is www.chkenergy.com.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       ($ IN 000'S, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

THREE MONTHS ENDED:                                               SEPTEMBER 30, 2001                   SEPTEMBER 30, 2000
-------------------                                         ------------------------------       -------------------------------
                                                                 $               $/mcfe               $                $/mcfe
REVENUES:
  OIL AND GAS SALES ...................................          177,746              4.36            123,971               3.68
  RISK MANAGEMENT INCOME ..............................           32,260              0.79                 --                 --
  OIL AND GAS MARKETING SALES .........................           28,905              0.71             44,211               1.31
                                                            ------------      ------------       ------------       ------------
        TOTAL REVENUES ................................          238,911              5.86            168,182               4.99
                                                            ------------      ------------       ------------       ------------
OPERATING COSTS:
  PRODUCTION EXPENSES .................................           19,303              0.47             11,696               0.35
  PRODUCTION TAXES ....................................            7,063              0.17              6,198               0.18
  GENERAL AND ADMINISTRATIVE ..........................            3,240              0.08              3,377               0.10
  OIL AND GAS MARKETING EXPENSES ......................           27,946              0.69             42,917               1.27
  DEPRECIATION, DEPLETION, AND AMORTIZATION
   OF OIL AND GAS PROPERTIES ..........................           46,821              1.15             25,227               0.75
  DEPRECIATION AND AMORTIZATION OF OTHER ASSETS .......            2,164              0.05              1,849               0.06
                                                            ------------      ------------       ------------       ------------
    TOTAL OPERATING COSTS .............................          106,537              2.61             91,264               2.71
                                                            ------------      ------------       ------------       ------------

INCOME FROM OPERATIONS ................................          132,374              3.25             76,918               2.28
                                                            ------------      ------------       ------------       ------------

OTHER INCOME (EXPENSE):
  INTEREST AND OTHER INCOME ...........................              132              0.00                867               0.03
  INTEREST EXPENSE ....................................          (24,104)            (0.59)           (21,680)             (0.64)
                                                            ------------      ------------       ------------       ------------
    TOTAL OTHER INCOME (EXPENSE) ......................          (23,972)            (0.59)           (20,813)             (0.61)
                                                            ------------      ------------       ------------       ------------

INCOME BEFORE INCOME TAXES AND
  EXTRAORDINARY ITEM ..................................          108,402              2.66             56,105               1.67
INCOME TAX EXPENSE ....................................           43,394              1.06              1,416               0.04
                                                            ------------      ------------       ------------       ------------
INCOME BEFORE EXTRAORDINARY ITEM ......................           65,008              1.60             54,689               1.63

EXTRAORDINARY ITEM:
  LOSS ON EARLY EXTINGUISHMENT OF DEBT, NET OF
    APPLICABLE INCOME TAX .............................               --                --                 --                 --
                                                            ------------      ------------       ------------       ------------

NET INCOME ............................................           65,008              1.60             54,689               1.63
                                                            ------------      ------------       ------------       ------------

PREFERRED STOCK DIVIDENDS .............................               --                --               (965)             (0.03)
GAIN (LOSS) ON REDEMPTION OF PREFERRED STOCK ..........               --                --             (5,321)             (0.16)
                                                            ------------      ------------       ------------       ------------
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS ...........           65,008              1.60             48,403               1.44
                                                            ============      ============       ============       ============

EARNINGS PER COMMON SHARE - BASIC
  INCOME BEFORE EXTRAORDINARY ITEM AND
    RISK MANAGEMENT INCOME (4) ........................             0.28                                 0.33
  RISK MANAGEMENT INCOME (4) ..........................             0.12                                   --
  EXTRAORDINARY ITEM ..................................               --                                   --
                                                            ------------                         ------------
  NET INCOME ..........................................             0.40                                 0.33
                                                            ============                         ============

EARNINGS PER COMMON SHARE - ASSUMING DILUTION
   INCOME BEFORE EXTRAORDINARY ITEM AND RISK
     MANAGEMENT INCOME (4) ............................             0.27                                 0.31
  RISK MANAGEMENT INCOME (4) ..........................             0.11                                   --
  EXTRAORDINARY ITEM ..................................               --                                   --
                                                            ------------                         ------------
  NET INCOME ..........................................             0.38                                 0.31
                                                            ============                         ============

AVERAGE COMMON SHARES AND COMMON -
  EQUIVALENT SHARES OUTSTANDING
  BASIC ...............................................          164,440                              146,593
  DILUTED (1) .........................................          170,384                              158,847

OPERATING CASH FLOW (2) ...............................          125,127              3.07             83,181               2.47

EBITDA(3) .............................................          149,231              3.66            104,861               3.11

THOUSANDS OF BARRELS OF OIL (mbbl) ....................              705                (7)%              761
MILLIONS OF CUBIC FEET OF GAS (mmcf) ..................           36,549                25%            29,141
MILLIONS OF CUBIC FEET OF GAS EQUIVALENTS (mmcfe) .....           40,779                21%            33,707
Mmcfe PER DAY .........................................              443                21%               366

AVERAGE PRICE/BARREL ..................................     $      27.37                (3)%     $      28.25
AVERAGE PRICE/mcf .....................................     $       4.34                23%      $       3.52
AVERAGE GAS EQUIVALENT PRICE/mcfe .....................     $       4.36                18%      $       3.68

1. Earnings per share assuming dilution for the three months ended September 30, 2001, includes the effect of dilutive stock options and dilutive warrants. Earnings per share assuming dilution for the three months ended September 30, 2000, includes the effect of dilutive stock options, as well as the assumed conversion of 624,037 shares of preferred stock outstanding throughout the period into 4.5 million shares of common stock, and the elimination of $546,000 in associated dividends, since the effect was dilutive. The calculation does not include the effect of the assumed conversion at the beginning of the period (through the date of actual conversion) of any preferred shares exchanged for common shares during the period, as the effect was antidilutive.

2. Income before income taxes and extraordinary item, depreciation, depletion and amortization and risk management income.

3. Earnings before income taxes and extraordinary item, interest expense, depreciation, depletion and amortization and risk management income.

4.       Risk management income is shown on an after-tax basis.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       ($ IN 000'S, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

NINE MONTHS ENDED:                                               SEPTEMBER 30, 2001                   SEPTEMBER 30, 2000
------------------                                          ------------------------------       ------------------------------
                                                                 $               $/mcfe               $               $/mcfe
REVENUES:
  OIL AND GAS SALES ...................................          574,190              4.78            311,485              3.06
  RISK MANAGEMENT INCOME ..............................           94,715              0.79                 --                --
  OIL AND GAS MARKETING SALES .........................          123,071              1.02            105,821              1.04
                                                            ------------      ------------       ------------      ------------
        TOTAL REVENUES ................................          791,976              6.59            417,306              4.10
                                                            ------------      ------------       ------------      ------------
OPERATING COSTS:
  PRODUCTION EXPENSES .................................           55,933              0.47             36,822              0.36
  PRODUCTION TAXES ....................................           31,349              0.26             17,131              0.17
  GENERAL AND ADMINISTRATIVE ..........................           10,114              0.08              9,597              0.09
  OIL AND GAS MARKETING EXPENSES ......................          119,337              0.99            102,583              1.01
  DEPRECIATION, DEPLETION, AND AMORTIZATION
   OF OIL AND GAS PROPERTIES ..........................          124,904              1.04             74,587              0.73
  DEPRECIATION AND AMORTIZATION OF OTHER ASSETS .......            5,954              0.05              5,551              0.06
                                                            ------------      ------------       ------------      ------------
    TOTAL OPERATING COSTS .............................          347,591              2.89            246,271              2.42
                                                            ------------      ------------       ------------      ------------

INCOME FROM OPERATIONS ................................          444,385              3.70            171,035              1.68
                                                            ------------      ------------       ------------      ------------

OTHER INCOME (EXPENSE):
  INTEREST AND OTHER INCOME ...........................            1,384              0.01              3,726              0.04
  INTEREST EXPENSE ....................................          (72,977)            (0.60)           (64,357)            (0.63)
  GOTHIC STANDBY CREDIT FACILITY COST .................           (3,392)            (0.03)                --                --
                                                            ------------      ------------       ------------      ------------
    TOTAL OTHER INCOME (EXPENSE) ......................          (74,985)            (0.62)           (60,631)            (0.59)
                                                            ------------      ------------       ------------      ------------

INCOME BEFORE INCOME TAXES AND
  EXTRAORDINARY ITEM ..................................          369,400              3.08            110,404              1.09
INCOME TAX EXPENSE ....................................          148,619              1.24              2,879              0.03
                                                            ------------      ------------       ------------      ------------
INCOME BEFORE EXTRAORDINARY ITEM ......................          220,781              1.84            107,525              1.06

EXTRAORDINARY ITEM:
  LOSS ON EARLY EXTINGUISHMENT OF DEBT, NET OF
    APPLICABLE INCOME TAX .............................          (46,000)            (0.38)                --                --
                                                            ------------      ------------       ------------      ------------

NET INCOME ............................................          174,781              1.46            107,525              1.06
                                                            ------------      ------------       ------------      ------------

PREFERRED STOCK DIVIDENDS .............................             (728)             (.01)            (7,914)            (0.08)
GAIN ON REDEMPTION OF PREFERRED STOCK .................               --                --              6,574              0.06
                                                            ------------      ------------       ------------      ------------
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS ...........          174,053              1.45            106,185              1.04
                                                            ============      ============       ============      ============

EARNINGS PER COMMON SHARE - BASIC
  INCOME BEFORE EXTRAORDINARY ITEM AND
    RISK MANAGEMENT INCOME (4) ........................             1.01                                 0.88
  RISK MANAGEMENT INCOME (4) ..........................              .35                                   --
  EXTRAORDINARY ITEM ..................................            (0.28)                                  --
                                                            ------------                         ------------
  NET INCOME ..........................................             1.08                                 0.88
                                                            ============                         ============

EARNINGS PER COMMON SHARE - ASSUMING DILUTION
  INCOME BEFORE EXTRAORDINARY ITEM AND RISK
     MANAGEMENT INCOME (4) ............................             0.96                                 0.73
  RISK MANAGEMENT INCOME (4) ..........................             0.33                                   --
  EXTRAORDINARY ITEM ..................................            (0.27)                                  --
                                                            ------------                         ------------
  NET INCOME ..........................................             1.02                                 0.73
                                                            ============                         ============

AVERAGE COMMON SHARES AND COMMON -
  EQUIVALENT SHARES OUTSTANDING
  BASIC ...............................................          161,603                              121,089
  DILUTED (1) .........................................          170,937                              147,428

OPERATING CASH FLOW (2) ...............................          408,935              3.41            190,542              1.87


EBITDA(3) .............................................          481,912              4.01            254,899              2.51

THOUSANDS OF BARRELS OF OIL (mbbl) ....................            2,073               (14)%            2,416
MILLIONS OF CUBIC FEET OF GAS (mmcf) ..................          107,634                23%            87,227
MILLIONS OF CUBIC FEET OF GAS EQUIVALENTS (mmcfe) .....          120,072                18%           101,723
Mmcfe PER DAY .........................................              440                19%               371

AVERAGE PRICE/BARREL ..................................     $      28.03                 9%      $      25.70
AVERAGE PRICE/mcf .....................................     $       4.79                67%      $       2.86
AVERAGE GAS EQUIVALENT PRICE/mcfe .....................     $       4.78                56%      $       3.06

1. Earnings per share assuming dilution for the nine months ended September 30, 2001 and 2000, includes the effect of dilutive stock options, the effect of the assumed conversion of all preferred stock as of the beginning of the period, and 2001 also includes the effect of dilutive warrants.

2. Income before income taxes and extraordinary item, Gothic standby credit facility cost, depreciation, depletion and amortization and risk management income.

3. Earnings before income taxes and extraordinary item, interest expense, Gothic standby credit facility cost, depreciation, depletion and amortization and risk management income.

4.       Risk management income is shown on an after-tax basis.